To our Shareholders Q4’24 Results Mercado Libre had another great year in 2024, with more consumers and merchants choosing us, taking us past the milestones of 100mn annual unique buyers and 60mn Fintech MAUs for the first time. Engagement among these users is rising: retention and frequency on our marketplace are at record levels, as are payments and deposits per user in our digital account, and the number of merchants borrowing from us is higher than ever. The strength of our value proposition makes these trends possible, and we continue to invest to always offer the best user experience for individuals and merchants across Latin America. In 2024 we strengthened the value proposition of our digital account. Users in Brazil and Mexico receive market-leading deposit yields, and the increasing accuracy of our credit scoring models enabled us to offer more competitive card limits in Brazil. Cardholders receive extra installments on marketplace purchases, and those that are members of MELI+, our loyalty scheme, also receive cashback on purchases on- and off- platform and a lower free shipping threshold. This differentiated value proposition contributed to record NPS in Brazil and Mexico. It is also enabling us to serve segments of marketplace buyers that have historically not used Mercado Pago. This is important as we pursue the unique opportunity to cross-sell fintech services to our marketplace's 100mn unique buyers. We are also enhancing our marketplace value proposition, focusing on assortment, logistics and user experience (UX). We strengthened our position as a destination for brands in 2024. We welcomed official stores from premium brands such as Lancôme, Ralph Lauren and Lacoste, and other brands like Natura, the region's leading beauty brand. At the value end, we added hundreds of apparel manufacturers with their own brands. We had record levels of free shipments in 2024 and we continue to run the fastest network in the region - by far. We also invested more than ever in category-specific UX to improve the online buying experience in everything from autoparts to groceries. Our compelling value proposition attracted a record number of new buyers in 2024. It also puts us in a unique position to drive offline retail online in a region whose ecommerce penetration is almost a decade behind the USA. Our leading value proposition also enables us to deliver solid and sustainable financial results as we grow. For example the growing volume in our logistics network enhances cost efficiency. The credit card enables us to turn more users into ecosystemic users, with higher GMV and TPV. In Q4’24, this translated into record- breaking quarterly results for revenue, income from operations and net income. The quarter’s results show our teams are executing well and we have great momentum across the business. Net revenues & financial income of $6.1 billion, up 37% YoY and 96% FX-neutral Income from operations of $820 million, with a 13.5% margin Net income of $639 million, with a 10.5% margin $58.9 billion Total Payment Volume, up 33% YoY and 49% FX-neutral $14.5 billion Gross Merchandise Volume, up 8% YoY and 56% FX-neutral MONTEVIDEO, Uruguay; February 20th, 2025 -- MercadoLibre, Inc. (Nasdaq: MELI) (http:// www.mercadolibre.com), Latin America’s leading e-commerce and fintech company, today reported financial results for the fourth-quarter and year ended December 31, 2024. 1 MercadoLibre, Inc. Letter to Shareholders

We continue consolidating our position as the top destination to buy online in Latin America, and this led to GMV surpassing $50bn for the first time in 2024. The growth of unique buyers, which accelerated for the third quarter in succession in Q4'24 (to 24% YoY), is also testament to this. This is the result of many years of consistent investment in all aspects of our user experience. We will continue to invest because although we are pleased to have reached 100mn unique buyers in 2024, we believe this number can be much higher in the long-term. Our investments are also unlocking more purchasing activity among our buyers. For example, the share of our unique buyers that purchase three or more categories per month has risen almost 20ppts over the last five years. This is consistently ticking higher, and we think it also has much further to run. These investments - in fulfillment, free shipping, marketing, loyalty and other areas that span our entire value prop - led to another great year for our marketplace in 2024. They generated higher NPS and market share gains in Brazil and Mexico, even against stiff competition, and profitable growth. In Q4'24, FX-neutral GMV growth was solid in Brazil (+32% YoY) and Mexico (+28% YoY) as our teams in both countries executed effectively through peak season. Our 1P offering played an important role in driving our strong results as it accounted for eight of the top ten selling items during Black Friday in Brazil and all of the top ten sellers during El Buen Fin in Mexico. That said, most of our GMV growth - and almost 95% of our GMV in dollars - is driven by sellers’ assortment. Growth was solid across all categories and lower price ranges continued performing well. Trends in Argentina are encouraging. Items sold grew 18% YoY in Q4'24, accelerating again even though we faced a tough comparison against last year's pull-forward of demand. ASPs are growing at a slower pace than inflation as the mix shifts in favor of staples, clothing and beauty. This shift towards high frequency categories is a long-term positive for our business as it reinforces the shift of offline retail online. As improving macro trends begin to drive a recovery of demand, we are optimistic about the growth opportunities ahead, and we intend to invest accordingly. Mercado Envios handled almost 1.8bn items in 2024, with over half a billion in Q4'24 alone. New facilities helped us to grow the number of fulfilled items by 44% YoY in 2024, and to reach record fulfillment penetration in Brazil, Mexico, Argentina, Chile and Colombia in Q4'24. Operational execution was strong in 2024, with on-time deliveries hitting record highs and late deliveries reaching record lows. Productivity improved across the fulfillment network, enabling us to invest more in faster and cheaper deliveries for buyers. More buyers are choosing our slow shipping methods as they enable free shipping on a wider assortment of products, while better service outside the main urban centers is stimulating new demand. These factors led to a small YoY drop in deliveries made on the same or next day (to 49%), but they are generating incremental GMV and engagement with our ecosystem. Furthermore, our delivery speed promises improved YoY, helped by the launch of our Metro fulfillment centers in Brasilia and Porto Alegre. As a result of our efforts to continuously improve our technology, we had a good peak season in Product and Brand Ads, the latter driven partly by wider availability via our self-service platform. This helped ads revenue to grow 41% YoY (88% FX-neutral) in Q4'24 and reach 2.1% of GMV. There is still a lot for us to do to scale our advertising products, particularly Display and Video, to the levels we aspire to in the long-term. 2 Q4’24 Results Commerce Fintech Services We are making excellent progress on our ambition to offer the best digital banking experience in Latin America. NPS hit record levels in Brazil and Mexico in Q4'24 and the highest since 2021 in Argentina. This is driving greater adoption, with strong trends across all three countries. MAUs rose 34% YoY to 61.2mn (with even faster growth among heavy users), AUM grew 129% YoY to $10.6bn (due to the success of our yielding account) and Insurtech active users surpassed 10mn for the first time.

The Mercado Pago credit card is core to our value proposition and key to principality. Its strong performance in 2024 reaffirmed our conviction in our ability and right to be one of the long-term winners in this market. Our ability to win is grounded in our understanding of our users and the accuracy of our underwriting models. These models are improving as they are periodically retrained, helping first-payment defaults reach their lowest level ever in Brazil in December 2024. Our right to win is based on our existing user relationships and our ability to use our ecosystem to differentiate our offer. This was evident in Q4'24 when Mercado Pago was the most used credit card on the marketplace in Brazil for the first time on the eve of Black Friday. The financial performance of the credit card continues to improve. All cohorts older than two years have positive NIMAL spreads, with some reaching low double-digits, and newer cohorts are following a similar path to profitability. The loss that the credit card is generating in our P&L in the short-term is a function of the size of these new, immature cohorts relative to the old, mature cohorts that are profitable. As time passes, the ratio of mature to immature cohorts will improve. More broadly, the credit card is positively impacting the ecosystem with double-digit uplifts in GMV among cardholders. Our merchant and consumer books are performing well, with strong profitability that more than offsets the investment we are making in the credit card. Growth was solid across geographies, particularly in Argentina where improving macro trends are supporting the approval of larger credit lines to more consumers. This contributed to the total credit portfolio reaching $6.6bn (+74% YoY). The NIMAL spread of 27.6% in Q4'24 fell YoY as the share of the credit card rose from 32% to 40% of our total credit portfolio and as we continued our “move upmarket” to serve lower risk groups with lower rates. Positive seasonality helped to drive the QoQ increase. Risk management is the top priority for our credit business, so we are pleased that asset quality remains solid, with the 15-90 day NPL broadly stable QoQ at 7.4%. 3 Q4’24 Results Acquiring We are positioning Mercado Pago as the acquirer that offers the best service to merchants in Latin America. This is key to sustainable growth. Faster processing times, higher approval rates, wider availability of credit and access to useful software are all drivers of lower churn and higher NPS. We are pleased to have taken our first steps to offer software to merchants in Brazil, but we still have a lot of work to do to build the product that matches our long-term ambition. Our long track record of providing acquiring services to our own marketplace means we have a strong product in areas such as fraud prevention and approval rates. This value proposition helped us increase market share in all of the countries where we operate in 2024. We ended the year on a high note with Acquiring TPV growth accelerating on an FX-neutral basis in Brazil, Mexico and Chile in Q4'24. Consolidated Financial Results Net revenue and financial income rose to almost $21bn in 2024 from $15bn in 2023, up 38% YoY in USD. Excluding shipping reporting updates, revenue grew by 25% YoY in USD and 86% YoY FX-neutral. It was also a strong year for profits, with income from operations of $2,631mn (+6% YoY ex. non-recurring costs of $281mn in FY'23) and net income of $1,911mn (+65% YoY ex. non-recurring costs of $173mn in FY'23). We ended the year with strong momentum. Our Q4'24 net revenue & financial income of $6.1bn grew 24% YoY in USD and 79% YoY FX-neutral, both excluding shipping reporting updates. On the same basis, FX- neutral growth was strong across the region, with Brazil +45% YoY, Mexico +43% YoY and Argentina +180% YoY.

We set a new quarterly record of $820mn for income from operations in Q4'24. Growth was 23% YoY after excluding non-recurring items of $332mn in Q4'23 (as detailed in last year's Shareholder Letter). The resulting income from operations margin of 13.5% reflects a 60bps improvement from the prior year on a comparable basis (as detailed in our earnings presentation). This margin expansion was driven by strong execution and disciplined cost management across our logistics network, efficiencies in collection fees, and operating leverage in Sales & Marketing and Product Development. These factors more than offset the margin headwind caused by provisions for doubtful accounts. The increase in provisions as a percentage of revenue is due to the rapid growth of the credit business and the growing share of the credit card in the portfolio. There are two drivers of higher provisions in the consolidated P&L as we grow rapidly: 1) when credit grows at a faster pace than the rest of the business, provisions will rise as a percentage of sales because it is the only business that carries material provision costs; and 2) we provision expected losses up front, at origination, and recognize revenue through the life of a loan, so provisions are accrued sooner than revenue. Furthermore, the credit card has higher provisions as a percentage of revenue - even for the same level of risk as other credit products - because we provision against the full amount of the loans, but only generate interest revenue on a relatively small portion (those that are late or have migrated to an installment plan). In summary, the increase in provisions as a percentage of revenue is a natural consequence of the growth of our credit business and the shift in mix towards the credit card. Credit quality remains sound, as demonstrated by stable NPLs and lower provisions as a percentage of the portfolio. This, along with the strong NIMAL spread across all products, gives us confidence to continue expanding our profitable credit business. We will closely monitor the health of our credit portfolio, and if we detect any signs of deterioration, we will swiftly adjust and scale back as needed - just as we have done in the past. Net income reached $639mn in Q4'24, with significant growth of 67% YoY (excluding non-recurring costs in Q4'23). For the year as a whole, we generated $1.3bn of adjusted free cash flow after a strong end to the year, with $680mn in Q4'24 alone. We achieved this annual result after investing $860mn in capex, primarily to scale our logistics network, and nearly $3bn in Fintech funding, most of which supported the expansion of our credit book (see non-GAAP disclosures for more information). Our strong balance sheet, with a leverage ratio of less than 1x, was further reinforced by the investment grade upgrade we received from Fitch in 2024. 4 Q4’24 Results Looking Ahead We ended 2024 with fantastic momentum and we are optimistic as we look ahead to 2025 and beyond. Investments that we have been making for years in our value proposition are bearing fruit and extending our competitive advantages. We are seeing tangible evidence of the power of the ecosystem as each part of it strengthens engagement in the others. This puts us in a unique position to explore the significant growth opportunities offered by the shift of offline retail online, by providing better financial services to millions of people and by the growing importance of first party data in advertising. We are as confident as ever that the best is yet to come.

Q4'24 Results

The following table summarizes certain key performance metrics for the twelve and three-month periods ended December 31, 2024 and 2023.

	Years Ended December 31,		Three Months Ended December 31,	
(IN MILLIONS, except %) [(1)]	2024	2023	2024	2023
Fintech monthly active users	61	46	61	46
Unique active buyers	100	85	67	54
Gross merchandise volume	$ 51,467	$ 44,749	$ 14,548	$ 13,450
Number of items sold	1,787	1,404	525	413
Total payment volume [(2)]	$ 196,660	$ 146,738	$ 58,914	$ 44,460
Acquiring total payment volume	$ 142,200	$ 115,953	$ 41,833	$ 34,732
Total payment transactions [(2)]	11,355	7,595	3,325	2,320
NIMAL	28.2 %	36.2 %	27.6 %	39.8 %
Capital expenditures	$ 860	$ 509	$ 305	$ 180
Depreciation and amortization	$ 617	$ 524	$ 152	$ 135

(1) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding. As of December 31, 2024, we decided no longer disclose the key performance indicator "Number of items shipped". Management believes that "Number of items shipped", as a complementary disclosure to "items sold", no longer provides useful information to investors to better understand our business. Following years of investment, our logistics network now ships 95% of items sold. As such, the two performance metrics, "Number of items sold" and "Number of items shipped", have converged so we no longer see a benefit for investors in disclosing both.

(2) As of January 1, 2024, we no longer include peer-to-peer transactions neither in our TPV nor in our TPN, in accordance with the metrics and underlying criteria used by our Mercado Pago team, which Management then employs to make strategic decisions. Consequently, total payment volume and transactions for the twelve and three-month periods ended December 31, 2023, have been recast to exclude peer-to-peer transactions.

Year-over-year USD Growth Rates by Quarter

Consolidated net revenues and financial income [(1)]	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Brazil	44 %	57 %	51 %	41 %	38 %
Mexico	51 %	59 %	66 %	44 %	43 %
Argentina	32 %	(22) %	1 %	14 %	31 %
Commerce	48 %	49 %	53 %	48 %	44 %
Fintech	34 %	22 %	28 %	21 %	29 %
Total Meli	42 %	36 %	42 %	35 %	37 %

Gross merchandise volume	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Brazil	43 %	36 %	30 %	17 %	13 %
Mexico	47 %	43 %	34 %	14 %	11 %
Argentina	37 %	(28) %	(8) %	4 %	(5) %
Total Meli	40 %	20 %	20 %	14 %	8 %

Total payment volume	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
TPV Total	53 %	35 %	36 %	34 %	33 %
TPV Acquiring	42 %	26 %	24 %	21 %	20 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-K.

5

Q4'24 Results

Year-over-year FX-neutral Growth Rates by Quarter

Consolidated net revenues and financial income (1)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Brazil	36 %	50 %	59 %	60 %	62 %
Mexico	35 %	45 %	62 %	60 %	64 %
Argentina	242 %	239 %	285 %	245 %	212 %
Commerce	91 %	113 %	131 %	121 %	106 %
Fintech	86 %	74 %	92 %	81 %	84 %
Total Meli	85 %	94 %	113 %	103 %	96 %

Gross merchandise volume	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Brazil	35 %	30 %	36 %	34 %	32 %
Mexico	30 %	30 %	30 %	27 %	28 %
Argentina	235 %	214 %	252 %	218 %	141 %
Total Meli	79 %	71 %	83 %	71 %	56 %

Total payment volume	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
TPV Total	84 %	86 %	86 %	73 %	49 %
TPV Acquiring	75 %	80 %	75 %	59 %	36 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-K.

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on February 20th, 2025, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://event.choruscall.com/mediaframe/webcast.html?webcastid=wKKfxfA5 to attend the live event.

Also, to participate in our conference call, investors, analysts and the market in general may access the following link https://hdr.choruscall.com/?$Y2FsbHR5cGU9MiZyPXRydWUmaW5mbz1jb21wYW55LXBob25l or dial in through the following numbers: TOLL FREE 1-866-807-9684 | INTERNATIONAL 1-412-317-5415 and ask to join MercadoLibre's conference call to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

6

■ Fintech monthly active users (MAU) – defined as Fintech payers and/or collectors as of December 31, 2024, that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off-platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) purchased an insurance policy, 6) took out a loan through our lending solution, or 7) received the payment from a sale or transaction either on or off marketplace. ■ Unique active buyers – defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. ■ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2023 and applying it to the corresponding months in 2024, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ■ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. ■ Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ■ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. ■ Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non- marketplace transactions and consist of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ■ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ■ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services. ■ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ■ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. ■ G&A - General and administrative expenses. ■ Local Currency Growth Rates – Refer to FX Neutral definition. ■ Net income margin – Defined as net income as a percentage of net revenues. ■ Operating margin – Defined as income from operations as a percentage of net revenues. ■ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues (excluding the results of sale of loans receivables) and the expenses associated with provisions for doubtful accounts (excluding the results of sale of loans receivable) and funding costs, and usually expressed as a percentage of the average portfolio for the period. ■ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on- time. Definition of Selected Metrics 7 Q4’24 Results

Founded in 1999, MercadoLibre is the largest ecommerce and fintech ecosystem in Latin America. The company's efforts are centered on enabling e-commerce and digital financial services for our users through a complete suite of technology solutions, with a mission of democratizing access to commerce and financial services. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/ Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0 This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre, Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services; business and market outlook, opportunities, strategies and trends; financing plans; competitive position; impacts of foreign exchange; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; customer demand and market expansion; our planned product and services releases and capabilities; industry growth rates; future stock repurchases; our expected tax rate and tax strategies; and the effects of future regulation and competition. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. Our forward-looking statements, and the risks and uncertainties related to them, convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2024 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its fourth quarter of 2024 are not necessarily indicative of MercadoLibre Inc.’s operating results for any future periods. The information provided herein is as of December 31, 2024. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. About Mercado Libre Forward-Looking Statements 8 Q4’24 Results

MercadoLibre, Inc. Consolidated Balance Sheets as of December 31, 2024 and 2023 (In millions of U.S. dollars, except par value) December 31, 2024 2023 (1) Assets Current assets: Cash and cash equivalents $ 2,635 $ 2,556 Restricted cash and cash equivalents 2,064 1,292 Short-term investments 4,485 3,480 Accounts receivable, net 255 156 Credit card receivables and other means of payments, net 5,288 3,632 Loans receivable, net of allowances of $1,630 and $1,042 4,716 2,629 Inventories 296 238 Other assets 403 277 Total current assets 20,142 14,260 Non-current assets: Long-term investments 1,203 162 Loans receivable, net of allowances of $48 and $42 179 65 Property and equipment, net 1,380 1,250 Operating lease right-of-use assets 1,098 899 Goodwill 149 163 Intangible assets, net 12 11 Intangible assets at fair value 49 24 Deferred tax assets 802 710 Other assets 182 68 Total non-current assets 5,054 3,352 Total assets $ 25,196 $ 17,612 Liabilities Current liabilities: Accounts payable and accrued expenses $ 3,196 $ 2,117 Funds payable to customers 6,954 4,475 Amounts payable due to credit and debit card transactions 1,923 1,072 Salaries and social security payable 727 545 Taxes payable 525 477 Loans payable and other financial liabilities 2,828 2,292 Operating lease liabilities 241 166 Other liabilities 209 119 Total current liabilities 16,603 11,263 Non-current liabilities: Amounts payable due to credit and debit card transactions 41 20 Loans payable and other financial liabilities 2,887 2,203 Operating lease liabilities 894 672 Deferred tax liabilities 204 183 Other liabilities 216 200 Total non-current liabilities 4,242 3,278 Total liabilities $ 20,845 $ 14,541 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,697,375 and 50,697,442 shares issued and outstanding $ — $ — Additional paid-in capital 1,770 1,770 Treasury stock (311) (310) Retained earnings 3,812 1,901 Accumulated other comprehensive loss (920) (290) Total equity 4,351 3,071 Total liabilities and equity $ 25,196 $ 17,612 9 Q4’24 Results (1) Recast for consistency due to the adoption of Staff Accounting Bulletin No. 122. Please refer to Note 2 - Summary of significant accounting policies - Recently Adopted Accounting Standards to our audited consolidated financial statements in our upcoming report on Form 10-K for the year ended December 31, 2024 for further details.

Q4'24 Results

MercadoLibre, Inc.
Consolidated Statements of Income
For the twelve and three-month periods ended December 31, 2024 and 2023
(In millions of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,	
	2024	2023 (1)	2024	2023 (1)
Net service revenues and financial income	$ 18,638	$ 13,617	$ 5,331	$ 3,898
Net product revenues	2,139	1,490	728	511
Net revenues and financial income	**20,777**	**15,107**	**6,059**	**4,409**
Cost of net revenues and financial expenses	(11,200)	(7,517)	(3,310)	(2,359)
Gross profit	**9,577**	**7,590**	**2,749**	**2,050**
Operating expenses:				
Product and technology development	(1,934)	(1,831)	(512)	(686)
Sales and marketing	(2,191)	(1,736)	(636)	(529)
Provision for doubtful accounts	(1,858)	(1,050)	(527)	(299)
General and administrative	(963)	(766)	(254)	(201)
Total operating expenses	**(6,946)**	**(5,383)**	**(1,929)**	**(1,715)**
Income from operations	**2,631**	**2,207**	**820**	**335**
Other income (expenses):				
Interest income and other financial gains	148	135	41	40
Interest expense and other financial losses	(165)	(174)	(48)	(38)
Foreign currency losses, net	(182)	(615)	(50)	(107)
Net income before income tax expense and equity in earnings of unconsolidated entity	**2,432**	**1,553**	**763**	**230**
Income tax expense	(521)	(569)	(124)	(65)
Equity in earnings of unconsolidated entity	—	3	—	—
Net income	**$ 1,911**	**$ 987**	**$ 639**	**$ 165**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our audited consolidated financial statements in our upcoming report on Form 10-K for the year ended December 31, 2024.

	Year Ended December 31,		Three Months Ended December 31,	
	2024	2023	2024	2023
Basic earning per share				
Basic net income available to shareholders per common share	$ 37.69	$ 19.64	$ 12.61	$ 3.26
Weighted average of outstanding common shares	50,697,428	50,262,302	50,697,384	50,631,669
Diluted earning per share				
Diluted net income available to shareholders per common share	$ 37.69	$ 19.46	$ 12.61	$ 3.25
Weighted average of outstanding common shares	50,697,428	51,006,860	50,697,384	50,697,515

10

MercadoLibre, Inc. Consolidated Statements of Cash Flows For the years ended December 31, 2024 and 2023 (In millions of U.S. dollars) Year Ended December 31, 2024 2023 Cash flows from operations: Net income $ 1,911 $ 987 Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of unconsolidated entity — (3) Unrealized foreign currency losses, net 286 487 Depreciation and amortization 617 524 Accrued interest and financial income (415) (311) Non cash interest expense and amortization of debt issuance costs and other charges 114 113 Provision for doubtful accounts 1,858 1,050 Provision for contingencies 176 335 Results on derivative instruments (42) 39 Results on digital assets at fair value (25) (14) Long term retention program (“LTRP”) accrued compensation 261 167 Deferred income taxes (243) (284) Changes in assets and liabilities: Accounts receivable (157) (92) Credit card receivables and other means of payments (2,530) (1,321) Inventories (113) (69) Other assets (308) (55) Payables and accrued expenses 1,595 1,225 Funds payable to customers 3,605 1,502 Amounts payable due to credit and debit card transactions 1,213 693 Other liabilities (114) (88) Interest received from investments 229 255 Net cash provided by operating activities 7,918 5,140 Cash flows from investing activities: Purchases of investments (16,710) (18,936) Proceeds from sale and maturity of investments 13,962 18,100 Payments for acquired businesses, net of cash acquired (6) — Receipts from settlements of derivative instruments 29 — Payments from settlements of derivative instruments (14) (58) Changes in loans receivable, net (4,688) (2,047) Investments of property and equipment and intangibles assets (860) (509) Net cash used in investing activities (8,287) (3,450) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 19,472 24,963 Payments on loans payable and other financing liabilities (17,461) (24,841) Payments of finance lease liabilities (51) (33) Common Stock repurchased (1) (356) Net cash provided by (used in) financing activities 1,959 (267) Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents (739) (938) Net increase in cash, cash equivalents, restricted cash and cash equivalents 851 485 Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year 3,848 3,363 Cash, cash equivalents, restricted cash and cash equivalents, end of the year $ 4,699 $ 3,848 11 Q4’24 Results

MercadoLibre, Inc. Financial results of reporting segments Three Months Ended December 31, 2024 Brazil Mexico Argentina Other Countries Total (In millions) Net service revenues and financial income $ 2,680 $ 1,183 $ 1,229 $ 239 $ 5,331 Net product revenues 456 164 78 30 728 Net revenues and financial income 3,136 1,347 1,307 269 6,059 Local operating expenses (2,518) (1,068) (673) (219) (4,478) Depreciation and amortization (74) (35) (21) (10) (140) Total segment costs (2,592) (1,103) (694) (229) (4,618) Direct contribution 544 244 613 40 1,441 Operating expenses and indirect costs of net revenues and financial expenses (621) Income from operations 820 Other income (expenses): Interest income and other financial gains 41 Interest expense and other financial losses (48) Foreign currency losses, net (50) Net income before income tax expense $ 763 12 Q4’24 Results

MercadoLibre, Inc. Financial results of reporting segments 13 Q4’24 Results Three Months Ended December 31, 2023 (1) Brazil Mexico Argentina Other Countries Total (In millions) Net service revenues and financial income $ 1,969 $ 824 $ 931 $ 174 $ 3,898 Net product revenues 308 118 67 18 511 Net revenues and financial income 2,277 942 998 192 4,409 Local operating expenses (1,716) (740) (539) (162) (3,157) Depreciation and amortization (61) (38) (16) (9) (124) Total segment costs (1,777) (778) (555) (171) (3,281) Direct contribution 500 164 443 21 1,128 Operating expenses and indirect costs of net revenues and financial expenses (793) Income from operations 335 Other income (expenses): Interest income and other financial gains 40 Interest expense and other financial losses (38) Foreign currency losses, net (107) Net income before income tax expense $ 230 (1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our audited consolidated financial statements in our upcoming report on Form 10-K for the year ended December 31, 2024.

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense and depreciation and amortization (“Adjusted EBITDA”), net debt, foreign exchange (“FX”) neutral measures and Adjusted free cash flow and Net increase (decrease) in available cash and investments as non-GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non- GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net and income tax expense. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period- to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated: Three Months Ended December 31, 2024 2023 (In millions) Net income $ 639 $ 165 Adjustments: Depreciation and amortization 152 135 Interest income and other financial gains (41) (40) Interest expense and other financial losses 48 38 Foreign currency losses, net 50 107 Income tax expense 124 65 Adjusted EBITDA $ 972 $ 470 Non-GAAP Measures of Financial Performance 14 Q4’24 Results

Net debt We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding time deposits and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures. The following table presents a reconciliation of net debt for each of the years indicated: (1) Excludes time deposits and foreign government debt securities restricted and held in guarantee. (2) Excludes foreign government debt securities restricted, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost. December 31, 2024 2023 (In millions) Current Loans payable and other financial liabilities $ 2,828 $ 2,292 Non-current Loans payable and other financial liabilities 2,887 2,203 Current Operating lease liabilities 241 166 Non-current Operating lease liabilities 894 672 Total debt 6,850 5,333 Less: Cash and cash equivalents 2,635 2,556 Short-term investments (1) 1,051 1,191 Long-term investments (2) 1,124 81 Net debt $ 2,040 $ 1,505 15 Q4’24 Results

Q4'24 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2023 and applying them to the corresponding months in 2024, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month periods ended December 31, 2024:

	Three Months Ended December 31,					
	As reported	As recast (1)	Percentage Change	FX Neutral Measures	As recast (1)	Percentage Change
	2024	2023		2024	2023	
	(In millions, except percentages)					
Net revenues and financial income	$ 6,059	$ 4,409	37.4 %	$ 8,648	$ 4,409	96.1%
Cost of net revenues and financial expenses	(3,310)	(2,359)	40.3 %	(4,435)	(2,359)	88.0%
Gross profit	**2,749**	**2,050**	**34.1 %**	**4,213**	**2,050**	**105.5%**
Operating expenses	(1,929)	(1,715)	12.5 %	(2,701)	(1,715)	57.5%
Income from operations	**$ 820**	**$ 335**	**144.8 %**	**$ 1,512**	**$ 335**	**351.3%**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our audited consolidated financial statements in our upcoming report on Form 10-K for the year ended December 31, 2024.

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Adjusted free cash flow and Net increase (decrease) in available cash and investments Adjusted free cash flow Adjusted free cash flow represents cash from operating activities less the increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost, investments in property and equipment and intangible assets, changes in loans receivable, net and net proceeds from/payments on loans payable and other financial liabilities related to our Fintech solutions, since we consider those liabilities as the working capital of the Fintech activities. We consider adjusted free cash flow to be a measure of liquidity generation that provides useful information to management and investors since it shows how much cash the Company generates with its core activities that can be used for discretionary purposes and to repay its corporate and/or commerce debt. A limitation of the utility of adjusted free cash flow as a measure of liquidity generation is that it is a partial representation of the total increase or decrease in our available cash and investments balance for the period. Therefore, we believe it is important to view the adjusted free cash flow measure only as a complement to our entire consolidated statements of cash flows. Net increase (decrease) in available cash and investments Net increase (decrease) in available cash and investments represents adjusted free cash flow less net proceeds from/payments on loans payable and other financial liabilities, related to our Commerce and corporate activities, payments of finance lease obligations, other investing and/or financing activities not considered above and the effect of exchange rates changes on available cash and investments. We consider Net increase (decrease) in available cash and investments to be a measure of liquidity availability that provides useful information to management and investors after netting out all other debt and corporate payments and activities from the adjusted free cash flow. 17 Q4’24 Results

> CONTACT: MercadoLibre, Inc. Investor Relations investor@mercadolibre.com http://investor.mercadolibre.com The following table shows a reconciliation of Net cash provided by operating activities to Adjusted free cash flow and Net increase in available cash and investments: Year Ended December 31, 2024 2023 (In millions) Net cash provided by operating activities ("CFO") $ 7,918 $ 5,140 Adjustments to reconcile CFO to Adjusted free cash flow (1) 186 56 Increase in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost (2,947) (1,499) Investments in property and equipment and intangible assets (860) (509) Changes in loans receivable, net (4,688) (2,047) Proceeds from loans payable and other financial liabilities related to our Fintech solutions, net 1,706 248 Adjusted free cash flow 1,315 1,389 Proceeds from/Payments on loans payable and other financial liabilities, related to our Commerce and Corporate activities, net 254 (159) Other investing and/or financing activities 8 (414) Effect of exchange rate changes on available cash and investments (595) (263) Net increase in available cash and investments $ 982 $ 553 Available cash and investments (2), at the beginning of the year 3,828 3,275 Available cash and investments (2), at the end of the year 4,810 3,828 Net cash used in investing activities (8,287) (3,450) Net cash provided by (used in) financing activities 1,959 (267) (1) Includes accrued interest and financial income net of interest received from available and restricted investments. (2) Includes cash and cash equivalents, short-term investments (excluding time deposits and foreign government debt securities restricted and held in guarantee) and long-term investments (excluding foreign government debt securities restricted, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost). 18 Q4’24 Results